Exhibit 99.1

Contact:	Mike Drickamer
Vice President, Investor Relations
(281) 765-7170

Patterson-UTI Energy Completes Acquisition of MS Energy Services

HOUSTON – October 12, 2017. PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) (“Patterson-UTI”) announced today that it has closed the previously announced acquisition of Multi-Shot, LLC d/b/a MS Energy Services (“MS Energy”). Total consideration for the acquisition included approximately 8.8 million shares of stock and $75 million of cash, which valued the transaction at approximately $262 million based on the most recent closing price for Patterson-UTI of $21.31.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “I would like to welcome the employees of MS Energy to Patterson-UTI Energy. Their hard work and dedication combined with a strong technology focus has grown MS Energy into a leader in U.S. onshore directional drilling services, and we are excited to have them join our team.”

About Patterson-UTI

Patterson-UTI is a market leading provider of contract drilling, pressure pumping and directional drilling services to oil and natural gas operators in the United States and western Canada. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-

UTI’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings. Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.